SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2005

METASOLV, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Tennyson Parkway, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 5, 2005, the Audit Committee of the Board of Directors of MetaSolv, Inc. (the “Company”) notified Grant Thornton LLP (“Grant Thornton”) that it was being engaged to serve as the Company’s independent public accountants, and notified KPMG LLP (“KPMG”) that it had been dismissed as the Company’s independent public accountants, effective immediately. The appointment of Grant Thornton and the dismissal of KPMG were approved by the Audit Committee.

KPMG’s audit reports on the Company’s financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on management’s assessment of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s audit report on the effectiveness of internal control over financial reporting as of December 31, 2004, expressed an opinion that MetaSolv, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that internal controls over financial reporting related to the accounting for estimated income tax exposures and foreign income taxes did not operate effectively as of December 31, 2004, but such report was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two years ended December 31, 2004, and the subsequent interim period from January 1, 2005 through April 5, 2005, the effective date of KPMG’s dismissal, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its audit report. Except as described in the next paragraph, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, have occurred during the two years ended December 31, 2004, or from December 31, 2004 through the effective date of KPMG’s termination.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, the Company, in conjunction with KPMG, determined that it had a material weakness that caused the Company’s internal control over financial reporting to not be effective as of December 31, 2004. The deficiency constituting the material weakness was that, as of December 31, 2004, the Company did not employ personnel with adequate expertise in matters related to the accounting for estimated income tax exposures and foreign income taxes. The deficiency did not result in a material misstatement in the Company’s 2004 financial statements. The Audit Committee discussed the material weakness with KPMG, and the Company has authorized KPMG to respond fully to the inquiries of Grant Thornton concerning the material weakness. Additionally, KPMG reported a significant deficiency in internal control to the audit committee of the board of directors of MetaSolv, Inc. The significant deficiency related to income tax disclosures in the notes to the Company’s consolidated financial statements, and the deficiency was not deemed to be a material weakness.

During the two years ended December 31, 2004, and from December 31, 2004 through the engagement of Grant Thornton as the Company’s independent accountant, neither the Company nor anyone on its behalf has consulted Grant Thornton with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either (i) the subject of a disagreement with KPMG on accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report, or (ii) a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

The Company provided KPMG with a copy of the foregoing disclosures. A letter from KPMG is attached as Exhibit 16 to this Form 8-K.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS

(a)	Not applicable
(b)	Not applicable
(c)	The following exhibits are included with this report:

Exhibit Number	Description
16	Letter of KPMG LLP dated April 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date: April 11, 2005	By: /s/ Glenn A. Etherington
Glenn A. Etherington Chief Financial Officer Duly Authorized Officer on behalf of the Registrant